EXHIBIT 3(ii)

                                     BY-LAWS

                                       OF

                         SUMMIT BROKERAGE SERVICES, INC.

                       ARTICLE I. MEETINGS OF SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held on the second Monday of January each year or at any other time and place designated by the board of directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, the meeting shall be held on the first business day thereafter.

      Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the president of the board of directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the secretary, unless the president, board of directors, or shareholders requesting the meeting shall designate another person to do so.

      Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the corporation or at any other place designated by the board of directors.

      Section 4. Notice. Written notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at (his)(her) address as it appears on the stock transfer books of the corporation, with postage prepaid.

      Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this article to each shareholder of record on the new record date entitled to vote at the meeting.

      Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

      If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.

      Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or (his)(her) attorney in fact. No proxy shall be valid 11 months from the date thereof, unless otherwise provided in the proxy.

      Section 9. Action by Shareholders Without a Meeting. Any action required by law, these bylaws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted, as is provided by law.

                              ARTICLE H. DIRECTORS

      Section 1. Function. All corporate powers shall be exercised by or under the authority of the board of directors. The business and affairs of the corporation shall be managed under the direction of the board of directors.

      Section 2. Qualification. Directors are not required to be residents of this state or shareholders of this corporation.

      Section 3. Compensation. The board of directors shall have authority to fix the compensation of directors.

      Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless
(he)(she) votes against the action or abstains from voting in respect to it because of an asserted conflict of interest.

      Section 5. Number. This corporation shall have One director.

      Section 6. Election and Term. Each person named in the articles of incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders, and until (his)(her) successor has been elected and qualified or until (his)(her) earlier resignation, removal from office, or death.

      At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which
(he)(she) is elected and until (his)(her) successor shall have been elected and qualified, or until (his)(her) earlier resignation, removal from office, or death.

      Section 7. Vacancies. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders or (his)(her) earlier resignation, removal from office, or death.

      Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

      Section 9. Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

      Section 10. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors, except as is provided by law.

      Section 11. Place of Meeting. Regular and special meetings of the board of directors shall be held at 200 S. Harbor City Blvd. Melbourne, FL 32901.

      Section 12. Time, Notice, and Call of Meetings. Regular meetings of the board of directors shall be held without notice on the second Monday of January. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery, telegram, or cablegram at least 10 days before the meeting or by notice mailed to the director at least ten (10) days before the meeting.

      Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of that meeting.

      A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

      Meetings of the board of directors may be called by the chairman of the board, by the president of the corporation, or by any authorized directors.

      Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by this means shall constitute presence in person at a meeting.

      Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the board of directors, or any action that may be taken at a meeting of the board of directors or of one of its committees, may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. The consent shall have the same effect as a unanimous vote.

                              ARTICLE III. OFFICERS

      Section 1. Officers. The officers of this corporation shall consist of a president, a secretary, (and a treasurer), each of whom shall be elected by the board of directors. Other officers and assistant officers and agents deemed necessary may be elected or appointed by the board of directors from time to time. Any two or more offices may be held by the same person.

      Section 2. Duties. The officers of this corporation shall have the following duties:

      The president shall be the chief executive officer of the corporation and shall have general and active management of the business and affairs of the corporation subject to the directions of the board of directors. The president shall preside at all meetings of the shareholders and of the board of directors.

      The secretary shall have custody of, and maintain, all of the corporate records (except the financial records). The secretary shall record the minutes of all meetings of the shareholders and of the board of directors, send all notices of all meetings, and perform other duties prescribed by the board of directors or the president.

      (The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the board of directors or the president, and shall perform other duties prescribed by the board of directors or the president.)

      Section 3. Removal of Officers. An officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the corporation will be served.

      Any vacancy in any office may be filed by the board of directors.

                         ARTICLE IV. STOCK CERTIFICATES

      Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which (he)(she) is entitled. No certificate shall be issued for any share until that share is fully paid.

      Section 2. Form. Certificates representing shares in this corporation shall be signed by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with the seal of this corporation or a facsimile.

      Section 3. Transfer of Shares. The corporation shall register a certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by (his)(her) duly authorized attorney.

      Section 4. Lost, Stolen, or Destroyed Certificates. If a shareholder shall claim that a certificate is lost, stolen, or destroyed, a new certificate shall be issued if that shareholder makes an affidavit of that fact, and at the discretion of the board of directors, upon the deposit of a bond or other indemnity in the amount and with the sureties, if any, that the board of directors reasonably requires.

                          ARTICLE V. BOOKS AND RECORDS

      Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors, and committees of directors.

      This corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

      Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

      Section 2. Shareholders' Inspection Rights. For any proper purpose any person who shall have been a holder of record of at least one quarter of one percent of shares of the corporation at least six months immediately preceding the demand shall have the right to examine its relevant books and records of accounts, minutes, and records of shareholders and to make extracts from those records. A holder of record of at least five percent of shares or of voting trust certificates of shares of the corporation shall also have the right to examine and make extracts of those records. A written demand stating its purpose must be made. The examination shall be allowed at any reasonable time. The examination may be in person or by agent.

      Section 3. Financial Information. Not later than four months after the close of each fiscal year, the corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

      On the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent balance sheet and profit and loss statement.

      The balance sheets and profit and loss statement shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                              ARTICLE VI. DIVIDENDS

      The board of directors of this corporation from time to time may declare, and the corporation may pay dividends on its shares in cash, property, or its own shares, except when the corporation is insolvent or when the payment would render the corporation insolvent, subject to the provisions of the Florida Statutes.

                           ARTICLE VII. CORPORATE SEAL

      The board of directors shall provide a corporate seal, which shall be in circular form. and shall say Summit Brokerage Services, Inc.

                          ARTICLE VIII. INDEMNIFICATION

      Each director or officer of the corporation shall be indemnified as of right to the fullest extent permitted by current or future legislation or by current or future judicial or administrative decisions against any fine, liability, cost, or expense, including attorneys' fees, asserted against or incurred by the director or officer. The corporation can agree to grant the same right of indemnification to other agents or employees of the corporation and to persons serving at the request of the corporation as its representative in the position of a director, officer, agent, or employee of another enterprise. The right of indemnification shall extend to the heirs, personal representatives, and estate of each person granted the right pursuant to the preceding sentences. The right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance at its expense to protect itself and any such person against any fine, liability, cost, or expense, whether or not the corporation would have the legal power to directly indemnify the person against that liability.

                              ARTICLE IX. AMENDMENT

      These bylaws may be altered, amended, or repealed, and new bylaws may be adopted by the board of directors at any meeting by majority vote of the directors if notice of the proposed action was included in the notice of the meeting or is waived in writing by all of the directors.


/s/ Richard Parker                             Date: 8/30/93
----------------------------------------
Richard Parker - President

STATE OF FLORIDA, COUNTY OF BREVARD.

      The foregoing Agreement was acknowledged before me this 14th day of March, 1994, by Richard Parker , who is personally known to me or who has produced Florida Drivers Lic. as identification.

      WITNESS my hand and official seal in the County and State last aforesaid this 14 day of March, 1994.


/s/ Denise S. Mac Taggart
-----------------------------------------
Notary Signature                              (SEAL)

DENISE S. MAC TAGGART
MY COMMISSION # CC354324 EXPIRES
March 15, 1998
BONDED THRU TROY FAIN INSURANCE, INC.